EZCORP Reports Fourth Quarter Fiscal 2026 Results
Core Pawn Drives Record Fourth Quarter

Austin, Texas (November 11, 2026) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States, Latin America and the Caribbean, today announced results for its fourth quarter and full year ended September 30, 2026.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles (“GAAP”) and comparisons shown are to the same period in the prior year.
FOURTH QUARTER HIGHLIGHTS
•Net income attributable to EZCORP increased 28% to $34.3 million. On an adjusted basis1, net income attributable to EZCORP increased 27% to $34.1 million.
•Diluted earnings per share (EPS) increased 26% to $0.43. On an adjusted basis1, diluted earnings per share increased 23% to $0.43.
•Adjusted EBITDA increased 33% to $64.0 million.
•Total revenues increased 33% to $447.1 million, while gross profit increased 29% to $255.8 million.
•Core pawn revenue increased 27% to $383.4 million and core pawn gross profit increased 29% to $243.6 million.
•Pawn loans outstanding (PLO) increased 31% to $402.8 million.
•We acquired the remaining interest in SMG in July 2026.
•We grew our footprint by 41 stores, comprised of 25 de novo stores, 22 acquired stores, the consolidation of 4 stores and the closure of 2 stores.
FULL YEAR 2026 HIGHLIGHTS
•Net income attributable to EZCORP increased 51% to $165.9 million, an increase of $56.3 million. On an adjusted basis1, net income attributable to EZCORP increased 49% to $161.7 million.
•Diluted earnings per share increased 46% to $2.07. On an adjusted basis1, diluted earnings per share increased 43% to $2.02.
•Adjusted EBITDA increased by 47% to $276.7 million.
•Total revenues increased 33% to $1,694.7 million, while gross profit increased 32% to $985.0 million.
•Core pawn revenue increased 24% to $1,453.2 million and core pawn gross profit increased 27% to $913.2 million.
•Grew our footprint by 230 stores comprised of 190 acquired stores, 48 de novo stores, the consolidation of 6 stores and the closure of 2 stores.
CEO COMMENTARY AND OUTLOOK
Lachie Given, Chief Executive Officer, stated, “We finished Fiscal 2026 with an exceptional quarter, driven by strong growth in our core pawn operating metrics across all of our geographies. Fourth quarter same-store PLO increased 13% in the U.S. and 25% in Latin America. Robust lending and higher merchandise sales and margin drove substantial earnings growth in the quarter even as scrap margins normalize, reflecting the strength, durability and compelling growth profile of our core pawn business. The full year was one of the best in our history, with diluted EPS increasing 46% to $2.07, alongside record revenue and pawn loans outstanding. We are excited to carry this momentum into fiscal 2027, continuing to serve our customers with passion and respect, and to enhance value for our shareholders.
“We significantly expanded our reach during the year, adding a net 230 stores through acquisitions and de novo openings to bring our total footprint to 1,590 locations, across 15 countries. These additions strengthened our presence in attractive existing markets, including Texas, Florida, Mexico and Guatemala, while SMG added new markets for us across the Caribbean and Central America. With SMG now wholly owned, we are focused on integrating the stores onto our systems and enhancing its culture and operating disciplines to elevate financial performance, in what remains a very exciting opportunity for us.
“These results build on our five-year track record of exceptional execution and earnings growth, demonstrating the operating leverage inherent in our business as we continue to scale. As we look ahead, our priorities remain consistent: to strengthen the core pawn business, expand our footprint through de novo stores and disciplined acquisitions, and allocate capital prudently, supported by a strong, liquid balance sheet. I thank our almost 10,000 team members for bringing People, Pawn, Passion to life, for another exceptional quarter and year of financial performance, positioning us well for further growth and long-term shareholder value.”
CONSOLIDATED RESULTS

Three Months Ended September 30,	As Reported		Adjusted[1]
in millions, except per share amounts	2026	2025	2026	2025

Total revenues	$447.1	$336.8	$439.8	$336.8
Gross profit	$255.8	$198.6	$251.7	$198.6
Income before income taxes	$47.7	$36.3	$47.2	$37.0
Consolidated net income attributable to EZCORP	$34.3	$26.7	$34.1	$26.9
Diluted earnings per share attributable to EZCORP	$0.43	$0.34	$0.43	$0.35
EBITDA (non-GAAP measure)	$64.6	$47.3	$64.0	$48.0

Twelve Months Ended September 30	As Reported		Adjusted[1]
in millions, except per share amounts	2026	2025	2026	2025

Total revenues	$1,694.7	$1,274.3	$1,657.6	$1,274.3
Gross profit	$985.0	$746.1	$964.3	$746.1
Income before income taxes	$224.3	$146.8	$217.8	$147.0
Consolidated net income attributable to EZCORP	$165.9	$109.6	$161.7	$108.5
Diluted earnings per share attributable to EZCORP	$2.07	$1.42	$2.02	$1.41
EBITDA (non-GAAP measure)	$284.0	$187.6	$276.7	$187.9
•PLO increased 31% to $402.8 million (16% on a same-store2 basis), primarily due to additional stores (including SMG) and higher average loan size on jewelry collateral.
•Fourth quarter revenues increased 33% and gross profit increased 29%, reflecting improved pawn service charges (PSC), merchandise sales, and jewelry scrap sales. Excluding SMG, total revenues increased 20% and gross profit increased 18%. Full year total revenues increased 33% and gross profit increased 32%.
•PSC increased 29% in the fourth quarter as a result of higher average PLO and additional stores. Full year PSC increased 26%.
•Fourth quarter and full year merchandise sales gross margin increased to 37% from 35%, while aged general merchandise decreased 152 basis points (bps) to 1.4% of total general merchandise inventory.
•Fourth quarter jewelry scrap sales increased 86% due to increase in gold price and jewelry purchases, and jewelry scrap sales gross margin decreased to 19% from 29% (as the gold price declined from third quarter levels, compared to a sharp increase during the prior year quarter). Full year jewelry scrap sales increased 144% due to the increase in gold price and jewelry purchases, and jewelry scrap sales gross margin increased to 30% from 27%.
•Net inventory increased 44% (26% on a same-store basis) due to an increase in PLO, layaways and purchases. For the quarter, inventory turnover was down to 2.2x, from 2.3x and remained flat at 2.4x for the full year.
•Store expenses increased 21% in the fourth quarter and 25% for the full year (4% and 10% on a same-store basis, respectively), primarily due to additional stores and labor costs, including minimum wage increases in Latin America.
•General and administrative expenses increased 30% in the fourth quarter, primarily due to expenses associated with SMG. Full year expenses increased 26% mainly due to labor costs (including higher incentive compensation) and expenses associated with SMG.

•Fourth quarter income before taxes increased to $47.7 million, up 31% from $36.3 million, and adjusted EBITDA increased 33% to $64.0 million. Full year income before taxes increased by 53% to $224.3 million from $146.8 million, and adjusted EBITDA increased 47% to $276.7 million.
•Diluted earnings per share increased 26% to $0.43 for the fourth quarter. On an adjusted basis, diluted earnings per share increased 23% to $0.43. Full year diluted earnings per share increased 46% to $2.07. On an adjusted basis, diluted earnings per share increased 43% to $2.02.
•Cash and cash equivalents decreased to $295.1 million from $469.5 million as of September 30, 2025. The decrease was primarily driven by the retirement of SMG’s existing third-party indebtedness of $134.2 million and cash used for acquisitions.

SEGMENT RESULTS
U.S. Pawn
•PLO ended the year at $269.4 million, an increase of 15% (13% on a same-store basis) driven by higher average loan size, as rising gold prices resulted in higher jewelry collateral value.
•Fourth quarter total revenues increased 14% and gross profit increased 12%, driven by increased jewelry scrap sales, PSC, and merchandise sales. Full year total revenues increased 18% and gross profit increased 17%.
•PSC increased 12% for the quarter and full year as a result of higher average PLO.
•Fourth quarter merchandise sales increased 7% (5% on a same-store basis), and sales gross margin increased by 160 bps to 39%. Full year merchandise sales increased 8% and merchandise sales gross profit margin increased by 150 bps to 39%.
•Fourth quarter jewelry scrap sales increased 46% due to increase in gold price and jewelry purchases, and jewelry scrap sales gross margin decreased to 21% from 30% (as the gold price declined from third quarter levels, compared to a sharp increase during the prior year quarter). Full year jewelry scrap sales increased 100%, and jewelry scrap sales gross margin increased to 32% from 27% due to increase in gold price and jewelry purchases.
•Net inventory increased 31% (27% on a same-store basis) due to increase in PLO, layaways and purchases. Inventory turnover decreased from 2.1x to 1.9x for the quarter, and 2.2x to 2.1x for the full year. Aged general merchandise decreased by 61 bps to 1.9%, or $0.8 million of total general merchandise inventory.
•Fourth quarter store expenses increased 1% (decreased 1% on a same-store basis). Full year store expenses increased 6% (4% on a same-store basis).
•Segment contribution increased 29% to $70.3 million in the fourth quarter and increased 35% to $280.7 million for the full year.
•Segment store count increased to 563 due to the acquisition of 5 stores and the consolidation of 2 stores during the quarter.
Latin America Pawn
•PLO increased 35% to $99.6 million (33% on a constant currency basis). On a same-store basis, PLO increased 25% (24% increase on a constant currency basis) due to strong loan demand and improved operational performance.
•Fourth quarter total revenues increased 36% (28% on constant currency basis), and gross profit increased 35% (28% on a constant currency basis), primarily due to increased jewelry scrap sales, PSC and merchandise sales. Full year total revenues were up 33% (23% on a constant currency basis), while gross profit increased 39% (28% on a constant currency basis).
•PSC increased in the fourth quarter to $44.9 million, an increase of 33% (25% on a constant currency basis) as a result of higher average PLO. For the full year PSC increased 32% (23% on a constant currency basis).
•Fourth quarter merchandise sales increased 31% (23% on a constant currency basis) and 24% on a same-store basis (17% increase on a constant currency basis). Merchandise sales gross margin increased to 36% from 32%. For the full year, merchandise sales increased 29% (19% on a constant currency basis) and merchandise gross margin increased 420 bps to 35%.
•Fourth quarter jewelry scrap sales increased 118% to $10.3 million (108% on a constant currency basis) due to the increase in gold price, and jewelry scrap sales gross profit decreased to $0.8 million (with a 7% margin) from $1.3 million (with a 27% margin), as the gold price declined from third quarter levels, compared to a sharp increase during the prior year quarter. Full year jewelry scrap sales increased 119% to $29.0 million (100% on a constant currency basis), and jewelry scrap sales margin decreased to 23% from 26%.
•Net inventory increased 32% (31% on a constant currency basis) due to an increase in PLO. For the quarter, inventory turnover remained consistent at 2.9x and increased to 3.1x from 3.0x for the full year. On a same-store basis, net inventory increased by 22% (21% on a constant currency basis). Aged general merchandise decreased below 1% of total general merchandise inventory.
•Fourth quarter store expenses increased 26% (19% on a constant currency basis) and increased 17% on a same-store basis (10% on a constant currency basis); and for the full year store expenses increased 36% (25% on a constant currency basis) and 25% (15% on a constant currency basis) on a same-store basis due to increased labor, in line with store activity and minimum wage increases.
•Fourth quarter segment contribution increased 56% to $24.4 million (49% on a constant currency basis to $23.4 million). Full year segment contribution was up 46% to $88.5 million (35% on a constant currency basis).
•Segment store count increased by 41 stores to 922 during the quarter due to 25 de novo stores and 17 acquired stores, partially offset by 1 store consolidation.
SMG
•The second quarter of fiscal 2026 represents the first quarter of SMG consolidation. In the fourth quarter, we acquired the remaining shares of SMG, making it wholly owned. As SMG was not owned during the comparable prior-year period, results are presented on an absolute basis without year-over-year comparisons.
•PLO of $33.7 million and net inventory of $31.3 million, with aged general merchandise at 1.5% of total general merchandise inventory.
•Fourth quarter total revenues were $42.3 million, comprised of merchandise sales of $17.4 million (with a margin of 26%), PSC of $14.6 million, and jewelry scrap sales of $10.3 million (with a margin of 22%). Full year total revenues were $136.7 million, comprised of merchandise sales of $52.3 million (with a margin of 30%), PSC of $43.3 million, and jewelry scrap sales of $41.1 million (with a margin of 26%).
•Fourth quarter store expenses totaled $15.5 million, and full year store expenses totaled $48.2 million.
•Fourth quarter segment contribution was $4.3 million, and full year segment contribution was $19.0 million.
•Segment store count at 105 due to the consolidation of 1 store and closure of 2 stores during the quarter.

FORM 10-K
EZCORP expects to file its Annual Report on Form 10-K for the year ended September 30, 2026 with the Securities and Exchange Commission on or about November 12, 2026. The report will be available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, November 12, 2026, at 8:00 am Central Time to discuss fourth quarter and full year fiscal 2026 results. Analysts and institutional investors may participate on the conference call by registering online at https://register-conf.media-server.com/register/BId30caa98675c4f6eb98946e8a60dbfeb. Once registered you will receive the dial-in details with a unique PIN to join the call. The conference call will be webcast simultaneously to the public through this link: https://edge.media-server.com/mmc/p/v2jhz4kh. A replay of the conference call will be available online at http://investors.ezcorp.com shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP is a leading provider of pawn transactions in the United States, Latin America and the Caribbean. We also sell pre-owned and recycled merchandise, primarily collateral forfeited from pawn lending operations and merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the Company's strategy, initiatives and future performance, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with pandemics. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

Note: Percentages are calculated from the underlying numbers in thousands and, as a result, may not agree to the percentages calculated from numbers in millions. Numbers may not foot or cross foot due to rounding.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same-store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in thousands, except per share amount)	2026	2025	2026	2025
Revenues:
Merchandise sales	$220,704	$176,565	$854,971	$700,999
Pawn service charges	162,685	125,966	598,205	474,228
Core pawn revenues	383,389	302,531	1,453,176	1,175,227
Jewelry scrap sales	63,640	34,244	241,364	98,884
Other revenues	33	38	170	169
Total revenues	447,062	336,813	1,694,710	1,274,280
Merchandise cost of goods sold	139,803	114,072	540,102	455,677
Core pawn gross profit	243,619	188,497	913,244	719,719
Jewelry scrap cost of goods sold	51,481	24,171	169,639	72,538
Gross profit	255,778	198,570	984,969	746,065
Operating expenses:
Store expenses	148,975	122,993	571,559	458,378
General and administrative	38,239	29,425	133,469	106,230
Impairment of other assets	1,723	877	1,723	877
Depreciation and amortization	10,296	8,180	38,290	32,538
Loss on sale or disposal of assets and other	169	110	281	135
Other operating income	—	—	—	(1,262)
Total operating expenses	199,402	161,585	745,322	596,896
Operating income	56,376	36,985	239,647	149,169
Interest expense	8,923	8,143	33,796	23,029
Interest income	(2,252)	(5,313)	(12,439)	(14,721)
Equity in net income of unconsolidated affiliates	(723)	(1,970)	(5,607)	(6,150)
Other (income) expense	2,756	(139)	(441)	238
Income before income taxes	47,672	36,264	224,338	146,773
Income tax expense	13,465	9,560	57,749	37,160
Consolidated net income	$34,207	$26,704	$166,589	$109,613
Consolidated net (income) attributable to non-controlling interest	96	—	(680)	—
Consolidated net income attributable to EZCORP	34,303	26,704	165,909	109,613

Basic earnings per share attributable to EZCORP	$0.56	$0.44	$2.70	$1.91
Diluted earnings per share attributable to EZCORP	$0.43	$0.34	$2.07	$1.42

Weighted-average basic shares outstanding	61,424	60,901	61,463	57,466
Weighted-average diluted shares outstanding	83,799	83,218	83,724	83,383

EZCORP, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except per share amount)	September 30, 2026	September 30, 2025
Assets:
Current assets:
Cash and cash equivalents	$295,116	$469,524
Short-term restricted cash	2,358	525
Pawn loans	402,761	307,496
Pawn service charges receivable, net	61,821	48,733
Inventory, net	358,348	248,457
Prepaid expenses and other current assets	37,597	51,221
Total current assets	1,158,001	1,125,956
Investments in unconsolidated affiliates	25,470	18,123
Other investments	6,883	51,903
Property and equipment, net	96,574	75,331
Right-of-use assets	292,924	236,462
Long-term restricted cash	13,876	14,664
Goodwill	479,173	324,889
Intangible assets, net	123,473	58,832
Deferred tax asset, net	19,049	29,455
Other assets, net	18,415	15,594
Total assets	$2,233,838	$1,951,209

Liabilities and equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	138,463	105,443
Customer layaway deposits	45,198	33,901
Operating lease liabilities, current	71,293	61,228
Total current liabilities	254,954	200,572
Long-term debt, net	520,008	518,076
Deferred tax liability, net	2,344	2,571
Operating lease liabilities	233,793	184,736
Other long-term liabilities	29,552	19,769
Total liabilities	1,040,651	925,724
Commitments and contingencies
Stockholders’ equity:
Class A Non-Voting Common Stock, par value $0.01 per share; shares authorized: 100,000,000; issued and outstanding: 58,409,584 as of September 30, 2026 and 57,921,451 as of September 30, 2025	584	579
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3,000,000; issued and outstanding: 2,970,171 as of September 30, 2026 and 2025	30	30
Additional paid-in capital	457,618	450,892
Retained earnings	771,832	612,687
Accumulated other comprehensive loss	(37,623)	(38,703)
Total EZCORP equity	1,192,441	1,025,485
Non-controlling interest	746	—
Total equity	1,193,187	1,025,485
Total liabilities and equity	$2,233,838	$1,951,209

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended September 30,
(in thousands)	2026	2025

Operating activities:
Net income	$166,589	$109,613
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	38,290	32,538
Amortization of deferred financing costs	1,932	1,726
Non-cash lease expense	69,172	59,265
Deferred income taxes	(2,455)	(3,084)
Impairment of other assets	1,723	877
Other adjustments	894	(1,942)
Provision for inventory reserve	(451)	858
Stock compensation expense	16,790	12,465
Equity in net income from investment in unconsolidated affiliates	(5,607)	(6,150)
Gain from remeasurement of previously held equity interest	(1,179)	—
Changes in operating assets and liabilities, net of business acquisitions:
Pawn service charges receivable	(7,022)	(3,833)
Inventory	(35,807)	(18,179)
Prepaid expenses, other current assets and other assets	7,744	(5,719)
Accounts payable, accrued expenses and other liabilities	(68,786)	(41,420)
Customer layaway deposits	9,218	11,712
Income taxes	(4,880)	258
Net cash provided by operating activities	186,165	148,985
Investing activities:
Loans made	(1,312,115)	(1,006,505)
Loans repaid	723,174	557,761
Recovery of pawn loan principal through sale of forfeited collateral	496,738	393,203
Capital expenditures	(45,405)	(38,561)
Acquisitions, net of cash acquired	(41,010)	(20,693)
Issuance of notes receivable	(9,000)	(5,895)
Investment in unconsolidated affiliate	(7,584)	(786)
Dividends from unconsolidated affiliates	3,929	3,614
Net cash used in investing activities	(191,273)	(117,862)
Financing activities:
Taxes paid related to net share settlement of equity awards	(6,371)	(3,972)
Proceeds from issuance of debt	—	300,000
Debt issuance cost	—	(7,593)
Payments on debt	(134,151)	(6,410)
Purchase and retirement of treasury stock	(11,036)	(6,999)
Payment of contingent consideration	(554)	—
Acquisition of non-controlling interest	(15,441)	—
Payments of finance leases	(945)	(606)
Net cash (used in) provided by financing activities	(168,498)	274,420
Effect of exchange rate changes on cash and cash equivalents and restricted cash	243	(637)
Net (decrease) increase in cash, cash equivalents and restricted cash	(173,363)	304,906
Cash and cash equivalents and restricted cash at beginning of period	484,713	179,807
Cash and cash equivalents and restricted cash at end of period	$311,350	$484,713

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited)
As a result of the acquisition of Founders One, LLC and its subsidiary Simple Management Group, Inc. effective January 2, 2026, the composition of our reportable segments changed beginning in the second quarter of fiscal 2026. SMG is now reported as a standalone reportable segment. Our equity interest in Cash Converters International Limited is now included within Corporate. Prior period segment information has been recast to reclassify Cash Converters equity income and interest income from notes receivable from Founders from the 'Other Investments' segment to Corporate. Because SMG was not a consolidated subsidiary in any prior period presented, no prior period SMG segment results exist.

	Three Months Ended September 30, 2026
(in thousands)	U.S. Pawn	Latin America Pawn	SMG	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$125,814	$77,506	$17,384	$220,704	$—	$220,704
Jewelry scrap sales	43,000	10,295	10,345	63,640	—	63,640
Pawn service charges	103,224	44,889	14,572	162,685	—	162,685
Other revenues	17	16	—	33	—	33
Total revenues	272,055	132,706	42,301	447,062	—	447,062
Merchandise cost of goods sold	76,976	50,010	12,817	139,803	—	139,803
Jewelry scrap cost of goods sold	33,882	9,537	8,062	51,481	—	51,481
Gross profit	161,197	73,159	21,422	255,778	—	255,778
Segment and corporate expenses (income):
Store expenses	88,019	45,438	15,518	148,975	—	148,975
General and administrative	—	—	—	—	38,239	38,239
Impairment of other assets	—	—	—	—	1,723	1,723
Depreciation and amortization	2,945	3,049	1,087	7,081	3,215	10,296
Loss on sale or disposal of assets and other	(4)	(2)	175	169	—	169
Interest expense	—	—	—	—	8,923	8,923
Interest income	—	—	—	—	(2,252)	(2,252)
Equity in net income of unconsolidated affiliates	—	—	—	—	(723)	(723)
Other (income) expense	(45)	231	368	554	2,202	2,756
Segment contribution	$70,282	$24,443	$4,274	$98,999
Income (loss) before income taxes				$98,999	$(51,327)	$47,672

	Three Months Ended September 30, 2025
(in thousands)	U.S. Pawn	Latin America Pawn	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$117,288	$59,277	$176,565	$—	$176,565
Jewelry scrap sales	29,512	4,732	34,244	—	34,244
Pawn service charges	92,125	33,841	125,966	—	125,966
Other revenues	21	17	38	—	38
Total revenues	238,946	97,867	336,813	—	336,813
Merchandise cost of goods sold	73,694	40,377	114,071	—	114,071
Jewelry scrap cost of goods sold	20,729	3,442	24,171	—	24,171
Gross profit	144,523	54,048	198,571	—	198,571
Segment and corporate expenses (income):
Store expenses	87,006	35,987	122,993	—	122,993
General and administrative	—	—	—	29,425	29,425
Impairment of other assets	263	—	263	614	877
Depreciation and amortization	2,701	2,421	5,122	3,059	8,181
Loss on sale or disposal of assets and other	66	44	110	—	110
Interest expense	—	—	—	8,143	8,143
Interest income (a)	—	—	—	(5,313)	(5,313)
Equity in net income of unconsolidated affiliates (b)	—	—	—	(1,970)	(1,970)
Other (income) expense	7	(110)	(103)	(36)	(139)
Segment contribution	$54,480	$15,706	$70,186
Income (loss) before income taxes			$70,186	$(33,922)	$36,264

(a)
Interest income includes $0.8 million of interest income from notes receivable from Founders, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

(b)
Equity in net income of unconsolidated affiliates includes $2.0 million of equity income from CCV, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

	Twelve Months Ended September 30, 2026
(in thousands)	U.S. Pawn	Latin America Pawn	SMG	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$511,502	$291,149	$52,320	$854,971	$—	$854,971
Jewelry scrap sales	171,236	28,999	41,129	241,364	—	241,364
Pawn service charges	392,377	162,557	43,271	598,205	—	598,205
Other revenues	107	63	—	170	—	170
Total revenues	1,075,222	482,768	136,720	1,694,710	—	1,694,710
Merchandise cost of goods sold	313,840	189,783	36,479	540,102	—	540,102
Jewelry scrap cost of goods sold	117,087	22,308	30,244	169,639	—	169,639
Gross profit	644,295	270,677	69,997	984,969	—	984,969
Segment and corporate expenses (income):
Store expenses	352,201	171,200	48,158	571,559	—	571,559
General and administrative	—	—	—	—	133,469	133,469
Impairment of other assets	—	—	—	—	1,723	1,723
Depreciation and amortization	11,314	11,208	2,396	24,918	13,372	38,290
Loss on sale or disposal of assets and other	87	19	175	281	—	281
Interest expense	—	—	—	—	33,796	33,796
Interest income (c)	—	—	—	—	(12,439)	(12,439)
Equity in net income of unconsolidated affiliates (d)	—	—	—	—	(5,607)	(5,607)
Other (income) expense	(45)	(258)	249	(54)	(387)	(441)
Segment contribution	$280,738	$88,508	$19,019	$388,265
Income (loss) before income taxes				$388,265	$(163,927)	$224,338

(c)
Interest income includes $1.0 million of interest income from notes receivable from Founders recorded in the first quarter of fiscal 2026, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

(d)
Equity in net income of unconsolidated affiliates includes $1.8 million of equity income from CCV recorded in the first quarter of fiscal 2026, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

	Twelve Months Ended September 30, 2025
(in thousands)	U.S. Pawn	Latin America Pawn	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$475,252	$225,747	$700,999	$—	$700,999
Jewelry scrap sales	85,658	13,226	98,884	—	98,884
Pawn service charges	351,479	122,749	474,228	—	474,228
Other revenues	103	66	169	—	169
Total revenues	912,492	361,788	1,274,280	—	1,274,280
Merchandise cost of goods sold	299,107	156,570	455,677	—	455,677
Jewelry scrap cost of goods sold	62,746	9,792	72,538	—	72,538
Gross profit	550,639	195,426	746,065	—	746,065
Segment and corporate expenses (income):
Store expenses	332,048	126,330	458,378	—	458,378
General and administrative	—	—	—	106,230	106,230
Impairment of other assets	263	—	263	614	877
Depreciation and amortization	10,750	8,612	19,362	13,176	32,538
Loss on sale or disposal of assets and other	83	52	135	—	135
Other operating income	—	—	—	(1,262)	(1,262)
Interest expense	—	—	—	23,029	23,029
Interest income (e)	—	—	—	(14,721)	(14,721)
Equity in net income of unconsolidated affiliates (f)	—	—	—	(6,150)	(6,150)
Other (income) expense	—	(330)	(330)	568	238
Segment contribution	$207,495	$60,762	$268,257
Income (loss) before income taxes			$268,257	$(121,484)	$146,773

(e)
Interest income includes $2.6 million of interest income from notes receivable from Founders, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

(f)
Equity in net income of unconsolidated affiliates includes $6.9 million of equity income from CCV, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Twelve Months Ended September 30, 2026
	U.S. Pawn	Latin America Pawn	SMG	Consolidated

As of September 30, 2025	545	815	—	1,360
New locations opened	—	7	—	7
Locations acquired	3	14	—	17
Locations combined or closed	(1)	—	—	(1)
As of December 31, 2025	547	836	—	1,383
New locations opened	—	4	2	6
Locations acquired	12	—	105	117
As of March 31, 2026	559	840	107	1,506
New locations opened	—	9	1	10
Locations acquired	1	33	—	34
Locations combined or closed	—	(1)	—	(1)
As of June 30, 2026	560	881	108	1,549
New locations opened	—	25	—	25
Locations acquired	5	17	—	22
Locations combined or closed	(2)	(1)	(3)	(6)
As of September 30, 2026	563	922	105	1,590

	Twelve Months Ended September 30, 2025
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2024	542	737	1,279
New locations opened	—	4	4
As of December 31, 2024	542	741	1,283
New locations opened	—	9	9
Locations acquired	—	1	1
Locations combined or closed	—	(9)	(9)
As of March 31, 2025	542	742	1,284
New locations opened	—	10	10
Locations acquired	3	40	43
Locations combined or closed	—	(1)	(1)
As of June 30, 2025	545	791	1,336
New locations opened	—	17	17
Locations acquired	1	7	8
Locations combined or closed	(1)	—	(1)
As of September 30, 2025	545	815	1,360

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), we provide certain other non-GAAP financial information on a constant currency (“constant currency”) and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflects an additional way of viewing aspects of our business that, when viewed with GAAP results, provides a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and twelve months ended September 30, 2026 and 2025 were as follows:

	September 30,		Three Months Ended September 30,		Twelve Months Ended September 30,
	2026	2025	2026	2025	2026	2025

Mexican peso	18.1	18.3	17.3	18.6	17.6	19.7
Guatemalan quetzal	7.5	7.5	7.5	7.6	7.5	7.6
Honduran lempira	26.4	25.9	26.5	25.9	26.3	25.4
Australian dollar	1.4	1.5	1.4	1.5	1.4	1.6
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2026	2025	2026	2025

Consolidated net income	$34.2	$26.7	$166.6	$109.6
Interest expense	8.9	8.1	33.8	23.0
Interest income	(2.3)	(5.3)	(12.4)	(14.7)
Income tax expense	13.5	9.6	57.7	37.2
Depreciation and amortization	10.3	8.2	38.3	32.5
EBITDA	$64.6	$47.3	$284.0	$187.6

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Consolidated Net Income	NCI	Net Income net of NCI	Diluted EPS	EBITDA
2026 Q4 Reported	$447.1	$255.8	$47.7	$13.5	$34.2	$0.1	$34.3	$0.43	$64.6
Tax discrete adjustments	—	—	—	(0.1)	0.1	—	0.1	—	—
Contract termination	—	—	(2.0)	(0.5)	(1.5)	—	(1.5)	(0.02)	(2.0)
Corporate office impairment	—	—	1.7	0.4	1.3	—	1.3	0.02	1.7
Founders value adjustment	—	—	0.4	0.1	0.3	—	0.3	0.01	0.4
FX impact	—	—	0.4	0.1	0.3	—	0.3	—	0.4
Constant Currency	(7.3)	(4.1)	(1.0)	(0.3)	(0.7)	—	(0.7)	(0.01)	(1.1)
2026 Q4 Adjusted	$439.8	$251.7	$47.2	$13.2	$34.0	$0.1	$34.1	$0.43	$64.0

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Consolidated Net Income	NCI	Net Income net of NCI	Diluted EPS	EBITDA
2026 Full Year Reported	$1,694.7	$985.0	$224.3	$57.7	$166.6	$(0.7)	$165.9	$2.07	$284.0
Non-recurring foreign tax expense	—	—	—	(0.5)	0.5	—	0.5	0.01	—
Tax discrete adjustments	—	—	—	(0.1)	0.1	—	0.1	—	—
Contract termination	—	—	(2.0)	(0.5)	(1.5)	—	(1.5)	(0.02)	(2.0)
Corporate office impairment	—	—	1.7	0.4	1.3	—	1.3	0.02	1.7
Corporate lease termination	—	—	(0.6)	(0.1)	(0.5)	—	(0.5)	(0.01)	(0.6)
Founders value adjustment	—	—	(1.2)	(0.3)	(0.9)	—	(0.9)	(0.01)	(1.2)
FX impact	—	—	(0.1)	—	(0.1)	—	(0.1)	—	(0.1)
Constant Currency	(37.1)	(20.7)	(4.3)	(1.2)	(3.1)	—	(3.1)	(0.04)	(5.1)
2026 Full Year Adjusted	$1,657.6	$964.3	$217.8	$55.4	$162.4	$(0.7)	$161.7	$2.02	$276.7

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Consolidated Net Income	NCI	Net Income net of NCI	Diluted EPS	EBITDA
2025 Q4 Reported	$336.8	$198.6	$36.3	$9.6	$26.7	$—	$26.7	$0.34	$47.3
Corporate office impairment	—	—	0.6	0.1	0.5	—	0.5	0.01	0.6
Tax discrete adjustments	—	—	—	(0.6)	0.6	—	0.6	0.01	—
Non-recurring foreign tax expense	—	—	—	1.0	(1.0)	—	(1.0)	(0.01)	—
FX impact	—	—	0.1	—	0.1	—	0.1	—	0.1
2025 Q4 Adjusted	$336.8	$198.6	$37.0	$10.1	$26.9	$—	$26.9	$0.35	$48.0

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Consolidated Net Income	NCI	Net Income net of NCI	Diluted EPS	EBITDA
2025 Full Year Reported	$1,274.3	$746.1	$146.8	$37.2	$109.6	$—	$109.6	$1.42	$187.6
Corporate lease termination	—	—	(1.3)	(0.3)	(1.0)	—	(1.0)	(0.01)	(1.3)
Corporate office impairment	—	—	0.6	0.2	0.4	—	0.4	—	0.6
Tax discrete adjustments	—	—	—	0.5	(0.5)	—	(0.5)	(0.01)	—
Non-recurring foreign tax expense	—	—	—	0.7	(0.7)	—	(0.7)	(0.01)	—
FX impact	—	—	0.9	0.2	0.7	—	0.7	0.02	1.0
2025 Full Year Adjusted	$1,274.3	$746.1	$147.0	$38.5	$108.5	$—	$108.5	$1.41	$187.9

	Three Months Ended September 30, 2026		Twelve Months Ended September 30, 2026
(in millions)	U.S. Dollar Amount	Percentage Change YOY	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenues	$447.1	33%	$1,694.7	33%
Currency exchange rate fluctuations	(7.3)		(37.1)
Constant currency consolidated revenues	$439.8	31%	$1,657.6	30%

Consolidated gross profit	$255.8	29%	$985.0	32%
Currency exchange rate fluctuations	(4.1)		(20.7)
Constant currency consolidated gross profit	$251.7	27%	$964.3	29%

Consolidated net inventory	$358.3	44%	$358.3	44%
Currency exchange rate fluctuations	(1.0)		(1.0)
Constant currency consolidated net inventory	$357.3	44%	$357.3	44%

Latin America Pawn gross profit	$73.2	35%	$270.7	39%
Currency exchange rate fluctuations	(4.1)		(20.7)
Constant currency Latin America Pawn gross profit	$69.1	28%	$250.0	28%

Latin America Pawn PLO	$99.6	35%	$99.6	35%
Currency exchange rate fluctuations	(1.2)		(1.2)
Constant currency Latin America Pawn PLO	$98.4	33%	$98.4	33%

Latin America Pawn PSC revenues	$44.9	33%	$162.6	32%
Currency exchange rate fluctuations	(2.5)		(11.9)
Constant currency Latin America Pawn PSC revenues	$42.4	25%	$150.7	23%

Latin America Pawn merchandise sales	$77.5	31%	$291.1	29%
Currency exchange rate fluctuations	(4.4)		(22.7)
Constant currency Latin America Pawn merchandise sales	$73.1	23%	$268.4	19%

Latin America Pawn segment profit before tax	$24.4	56%	$88.5	46%
Currency exchange rate fluctuations	(1.0)		(6.2)
Constant currency Latin America Pawn segment profit before tax	$23.4	49%	$82.3	35%